Exhibit 10.2.1

AMENDMENT No. 1 TO

MACROCURE LTD.

2013 SHARE INCENTIVE PLAN

Adopted: July 14, 2014

Section 5 of the Plan shall be deleted and replaced in its entirety with the following:

“5.       SHARES.

The number of Shares reserved for the grant of Awards under the Plan shall initially be 24,094 Shares, or such number as may be reserved for such purpose from time to time, all of which may be granted as Incentive Stock Options. Effective as of January 1 of each year (commencing on January 1, 2015), the number of Shares reserved for the grant of Awards under the Plan shall automatically increase by the lesser of the following: (i) two percent (2%) of the outstanding Ordinary Shares on the last day of the immediately preceding year; and (ii) an amount determined by the Board. The class of said Shares shall be designated by the Board with respect to each Award and the notice of grant shall reflect such designation. Any share underlying an Award granted hereunder which has expired, or was cancelled or terminated or forfeited for any reason without having been exercised, shall be automatically, and without any further action on the part of the Company or any Grantee, returned to the “pool” of reserved Shares hereunder and shall again be available for grant for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. The Board may, subject to any other approvals required under any Applicable Law, increase or decrease the number of Shares to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares, or Shares that shall have been or may be reacquired by the Company (to the extent permitted pursuant to the Companies Law) or by a trustee appointed by the Board under the relevant provisions of the Ordinance, the Companies Law or any equivalent provision. Any Shares which are not subject to outstanding options at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.”

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